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                                    EXHIBIT 99.1.1

                                 CERTIFICATE OF TRUST

                               THE AMERICAN TIGER FUNDS

     The undersigned, constituting all the members of the Board of Trustees of The American Tiger Funds (the "Trust"), in order to form a Delaware business trust pursuant to the provisions of the Delaware Business Trust Act (12 Del.C.
Section 3801 et seq.), do hereby certify the following:

     1.  The name of the Delaware business trust is

                               THE AMERICAN TIGER FUNDS

     2. The registered office of the Trust in Delaware is the The Company Corporation, 1013 Center Road, County of New Castle, Wilmington, Delaware 19805.

     3. Prior to the issuance of beneficial interests, the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

     4. The registered agent for service of process on the Trust is the The Company Corporation, 1013 Center Road, County of New Castle, Wilmington, Delaware 19801.

     5. This Certificate of Trust shall be effective the date it is filed with the Office of the Delaware Secretary of State.

     6. Section 3804 (a) of the Delaware Business Trust Act shall apply to limit the liabilities of any Series of this Trust solely to the liabilities, debts, obligations, and expenses incurred, contracted for, or otherwise existing, incurred, or accrued with respect to that Series and shall only be enforceable against the assets of that particular Series and not against the assets of the business trust generally.

     IN WITNESS WHEREOF, the undersigned Trustees of The American Tiger Funds have executed this Certificate of Trust as of the 4th day of September, 1998.



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Louis G. Navellier, Trustee             Arjen Kuyper, Trustee


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Barry Sander, Trustee                   Jacques Delacroix, Trustee


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Joel Rossman, Trustee